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                                                                    EXHIBIT 23.2

               Consent of Ernst & Young LLP, Independent Auditors


The Board of Directors
RSI Holdings, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8) and the related Prospectus pertaining to the RSI Holdings, Inc. Stock Option Plan (Amendment No. 4) of our report dated October 13, 1998, with respect to the consolidated financial statements of RSI Holdings, Inc. included in its Annual Report (Form 10-KSB) for the year ended August 31, 1998, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP



Greenville, South Carolina
February 9, 1999



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